UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

COMMUNITY HEALTHCARE TRUST INCORPORATED
(Name of Registrant as Specified In Its Charter)
Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

April 2, 2018

Dear Stockholder:

        On behalf of the Board of Directors, we cordially invite you to attend the 2018 annual meeting of stockholders of Community Healthcare Trust Incorporated, a Maryland corporation (the "Company"). The annual meeting will be held beginning at 8:00 a.m., Central time, on Thursday, May 17, 2018 at the principal offices of the Company, located at 3326 Aspen Grove Drive, Suite 150, Franklin, Tennessee 37067. The formal notice of the annual meeting appears on the next page. At the annual meeting, you will be asked to:

  1.
  Elect five directors, each to serve a one-year term expiring in 2019;

  2.
  Ratify the appointment of BDO USA, LLP as our independent registered public accountants for 2018; and

  3.
  Transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

        The accompanying proxy statement provides detailed information concerning the matters to be acted upon at the annual meeting. We urge you to review this proxy statement and each of the proposals carefully. Your vote is very important. It is important that your views be represented at the annual meeting regardless of the number of shares of common stock you own or whether you are able to attend the annual meeting in person.

        On April 2, 2018, we posted on the investors relations page of our Internet website, http://investors.chct.reit, a copy of our 2018 proxy statement, proxy card and our annual report to stockholders. Also, on or around April 2, 2018, we mailed a notice (the "Notice") containing instructions on how to access our proxy materials and vote online to our institutional stockholders who own our stock directly in their name and in the name of other stockholders.

        You may vote your shares on the Internet. If you request a paper copy of the proxy card or voting instruction form, we will mail you the paper copy and you may sign, date and mail the accompanying proxy card or voting instruction form in the envelope provided with your proxy card. Instructions regarding the two methods of voting by proxy are contained on the Notice and on the proxy card. As always, if you are the record holder of our stock, you may vote in person at the annual meeting. The accompanying proxy statement explains how to obtain driving directions to the meeting.

        On behalf of our Board of Directors, I would like to express our appreciation for your continued interest in Community Healthcare Trust Incorporated.

Sincerely,

Timothy G. Wallace Chairman of the Board, President, and Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for
the Stockholder Meeting to be held on May 17, 2018:

Community Healthcare Trust Incorporated's 2018 proxy statement, proxy card and annual report to stockholders are available at http://investors.chct.reit.

Community Healthcare Trust Incorporated
3326 Aspen Grove Drive, Suite 150
Franklin, Tennessee 37067

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME	8:00 a.m., Central Time, on Thursday, May 17, 2018
PLACE	Community Healthcare Trust Incorporated 3326 Aspen Grove Drive, Suite 150 Franklin, Tennessee 37067
ITEMS OF BUSINESS
1. To elect five directors, each to serve a one-year term expiring in 2019.
2. To ratify the appointment of BDO USA, LLP as our independent registered public accountants for 2018.
3. To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.
RECORD DATE	You can vote if you are a stockholder of record as of the close of business on March 16, 2018.
ANNUAL REPORT
All of these documents are accessible on our Internet website, http://investors.chct.reit. You may request a paper copy of the proxy statement, the proxy card, and our annual report to stockholders, which is not part of the proxy solicitation material.
PROXY VOTING
It is important that your shares be represented and voted at the annual meeting. You may vote your shares on the Internet or, if you request and receive written proxy materials, you may vote by signing, dating and mailing the accompanying proxy card or voting instruction form in the envelope provided. Instructions regarding the two methods of voting are contained on the proxy card. The Notice has instructions regarding voting on the Internet. Any proxy may be revoked at any time prior to its exercise at the annual meeting.

By Order of the Board of Directors,

W. Page Barnes Secretary of Community Healthcare Trust Incorporated Franklin, Tennessee April 2, 2018

COMMUNITY HEALTHCARE TRUST INCORPORATED

PROXY STATEMENT

INDEX

COMMUNITY HEALTHCARE TRUST INCORPORATED
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON THURSDAY, MAY 17, 2018

        We are furnishing this proxy statement to the stockholders of Community Healthcare Trust Incorporated in connection with the solicitation of proxies by its Board of Directors for use at the annual meeting of stockholders of Community Healthcare Trust Incorporated to be held at 8:00 a.m., Central time, on Thursday, May 17, 2018 at 3326 Aspen Grove Drive, Suite 150, Franklin, Tennessee 37067, as well as in connection with any adjournments or postponements of the meeting. This solicitation is made by Community Healthcare Trust Incorporated on behalf of our Board of Directors (also referred to as the "Board" in this proxy statement). "We," "our," "us" and the "Company" refer to Community Healthcare Trust Incorporated, a Maryland corporation.

        We have elected to provide access to our proxy materials and annual report over the Internet through a "notice and access" model. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the "Notice") to our stockholders of record as of March 16, 2018. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or to request a printed set of the proxy materials. Instructions on how to request a printed copy by mail or electronically may be found on the Notice and on the website referred to in the Notice, including an option to request paper copies on an ongoing basis. On April 2, 2018, we intend to make this proxy statement available on the Internet and, on or around April 2, 2018, we intend to mail the Notice to all stockholders entitled to vote at the annual meeting. We intend to mail this Proxy Statement, together with a proxy card, to those stockholders entitled to vote at the annual meeting who have properly requested paper copies of such materials, within three business days of such receipt.

        This proxy statement, proxy card and our annual report to stockholders are available at http://investors.chct.reit. This website address contains the following documents: the Notice, the proxy statement and proxy card sample, and the annual report to stockholders. You are encouraged to access and review all of the important information contained in the proxy materials before voting.

QUESTIONS AND ANSWERS REGARDING THE 2018 ANNUAL MEETING OF
STOCKHOLDERS

Who is soliciting proxies from the stockholders?

        Our Board of Directors is soliciting your proxy. The proxy provides you with the opportunity to vote on the proposals presented at the annual meeting, whether or not you attend the annual meeting.

What will be voted on at the annual meeting?

        Our stockholders will vote on two proposals at the annual meeting:

          1.     The election of five directors, who are each to serve a one-year term expiring in 2019 or until his successor is elected and qualified;

          2.     The ratification of the appointment of BDO USA, LLP as our independent registered public accountants for 2018.

        Your proxy will also give the proxy holders discretionary authority to vote the shares represented by the proxy on any matter, other than the above proposals, that is properly presented for action at the annual meeting.

How will we solicit proxies, and who bears the cost of proxy solicitation?

        Our directors, officers and employees may solicit proxies by telephone, mail, facsimile, via the Internet or by overnight delivery service. These individuals do not receive separate compensation for these services. Finally, in accordance with the rules and regulations of the U.S. Securities and Exchange Commission (the "SEC"), we will reimburse brokerage firms and other persons representing beneficial owners of our common stock for their reasonable expenses in forwarding solicitation materials to such beneficial owners.

Who can vote at the annual meeting?

        Our Board of Directors has fixed the close of business on Friday, March 16, 2018, as the record date for our annual meeting. Only stockholders of record on that date are entitled to receive notice of and vote at the annual meeting. As of March 16, 2018, our only outstanding class of securities was common stock, $0.01 par value per share. On that date, we had 450,000,000 shares of common stock authorized, of which 18,179,799 shares were outstanding.

        You (if you, rather than your broker, are the record holder of our stock) can vote either in person at the annual meeting or by proxy, whether or not you attend the annual meeting. If you would like to attend the annual meeting in person and need directions, please contact W. Page Barnes by e-mail at investorrelations@chct.reit or by telephone at 615-771-3052. You may vote your shares on the Internet or, to the extent you request written proxy materials, by signing, dating and mailing the accompanying proxy card in the envelope provided. Instructions regarding the two methods of voting by proxy are contained on the proxy card.

How many votes must be present to hold the annual meeting?

        A quorum must be present to hold our annual meeting. The presence, in person or by proxy, of a majority of the votes entitled to be cast at the annual meeting constitutes a quorum. Your shares, once represented for any purpose at the annual meeting, are deemed present for purposes of determining a quorum for the remainder of the meeting and for any adjournment, unless a new record date is set for the adjourned meeting. This is true even if you abstain from voting with respect to any matter brought before the annual meeting. As of March 16, 2018, we had 18,179,799 shares of common stock outstanding; thus, we anticipate that the quorum for our annual meeting will be 9,089,901 shares.

How many votes does a stockholder have per share?

        Our stockholders are entitled to one vote for each share held.

What is the required vote on each proposal?

        Directors are elected by a plurality vote; the candidates up for election who receive the highest number of votes cast, up to the number of directors to be elected, are elected. Stockholders do not have the right to cumulate their votes.

        The proposal to ratify our appointment of BDO USA, LLP, or BDO, as our independent registered public accountants for 2018, is approved by our stockholders if the votes cast favoring the ratification exceed the votes cast opposing the ratification.

How will the proxy be voted, and how are votes counted?

        If you vote by proxy (either voting on the Internet or by properly completing and returning a paper proxy card that you receive upon requesting written proxy materials), the shares represented by your proxy will be voted at the annual meeting as you instruct, including any adjournments or postponements of the meeting. If you return a signed proxy card but no voting instructions are given, the proxy holders will exercise their discretionary authority to vote the shares represented by the proxy at the annual meeting and any adjournments or postponements as follows:

  1.
  "FOR" the election of nominees Alan Gardner, Claire Gulmi, Robert Hensley, Lawrence Van Horn, and Timothy Wallace.

  2.
  "FOR" the ratification of the appointment of BDO USA, LLP as our independent registered public accountants for 2018.

        If you hold your shares in broker's name (sometimes call "street name" or "nominee name"), you must provide voting instructions to your broker. If you do not provide instructions to your broker, your shares will not be voted in any matter on which your broker does not have discretionary authority to vote, which generally includes non-routine matters. A vote that is not cast for this reason is called a "broker non-vote." Broker non-votes will be treated as shares present for the purpose of determining whether a quorum is present at the annual meeting, but they will not be considered present for purposes of calculating the vote on a particular matter, nor will they be counted as a vote FOR or AGAINST a matter or as an abstention on the matter. Under the rules of the New York Stock Exchange ("NYSE"), which is the stock exchange on which our common stock is listed, the ratification of our appointment of our independent registered public accountants is considered a routine matter for broker voting purposes, but the election of directors is not considered routine. It is important that you instruct your broker as to how you wish to have your shares voted, even if you wish to vote as recommended by the Board.

Can a proxy be revoked?

        Yes. You can revoke your proxy at any time before it is voted. You revoke your proxy (1) by giving written notice to our Corporate Secretary before the annual meeting, (2) by granting a subsequent proxy on the Internet, or (3) by delivering a signed proxy card dated later than your previous proxy. If you, rather than your broker, are the record holder of your stock, a proxy can also be revoked by appearing in person and voting at the annual meeting. Written notice of the revocation of a proxy should be delivered to the following address: W. Page Barnes, Community Healthcare Trust Incorporated, 3326 Aspen Grove Drive, Suite 150, Franklin, Tennessee 37067.

PROPOSAL 1
ELECTION OF DIRECTORS

        The persons listed below have been nominated by our Board of Directors to serve as directors for a one-year term expiring at the annual meeting of stockholders occurring in 2019: Alan Gardner, Claire Gulmi, Robert Hensley, Lawrence Van Horn and Timothy Wallace. Alfred Lumsdaine's term as a director of the Company expires at the 2018 annual meeting upon the election of his successor, and Mr. Lumsdaine has decided not to stand for reelection as a director at our 2018 annual meeting. Thus, we have not included information regarding Mr. Lumsdaine below.

        Each nominee has consented to serve on our Board of Directors. If any nominee were to become unavailable to serve as a director, our Board of Directors may designate a substitute nominee. In that case, the persons named as proxies on the accompanying proxy card will vote for the substitute nominee designated by our Board of Directors. The following lists each director nominated for election to serve as a director for a one-year term expiring at the annual meeting of stockholders occurring in 2019, which includes a brief discussion of the experience, qualifications and skills that led us to conclude that such individual should be a member of our Board. We believe that our Board of Directors consists of a diverse collection of individuals who possess the integrity, education, work ethic and ability to work with others necessary to oversee our business effectively and to represent the interests of all stockholders, including the qualities listed below. We have attempted below to highlight certain notable experience, qualifications and skills for each director nominee, rather than provide an exhaustive catalog of each and every qualification and skill that a director possesses. Each of the nominees set forth below, other than Claire Gulmi, is currently serving as a director of the Company.

Name	Age	Background, Qualifications and Skills
Alan Gardner	64	Mr. Gardner retired from Wells Fargo in October 2015. Prior to his retirement, he was a senior relationship manager in healthcare corporate banking. He primarily covered national healthcare companies with market capitalization exceeding $5 billion, generally in the pharmaceutical, medical device and healthcare services sectors. Mr. Gardner has over 26 years of corporate and investment banking experience, with 20 years covering healthcare companies. Prior to joining Wells Fargo (Wachovia) in March 2004, Mr. Gardner was head of healthcare for FleetBoston Financial from 2003 to 2004 and was a managing director for Banc of America Securities from 1996 to 2003. During his career, Mr. Gardner has led a number of significant financing transactions for leading public healthcare companies. Mr. Gardner previously served as president of the Board of Trustees for Omni Montessori School in Charlotte, North Carolina, as Charlotte Chapter chair for the Impact Angel Network ("IAN"). IAN is managed by RENEW, LLC, an investment advisory and management consulting firm based in Addis Ababa, Ethiopia and Washington D.C. and on the board of directors at Christ Lutheran Church in Charolotte, North Carolina. Mr. Gardner earned a B.S. and M.S. from Virginia Polytechnic Institute and State University and an M.B.A. in finance and accounting from the University of Rochester. Mr. Gardner is our lead independent director, and Mr. Gardner's commercial banking, capital markets and healthcare industry experience makes him a valuable resource to our Board of Directors.

Name	Age	Background, Qualifications and Skills
Claire Gulmi	64	Ms. Gulmi served as Executive Vice President and Chief Financial Officer of Envision Healthcare, a $7 billion public company, the largest owner/operator of ambulatory surgery centers in the United States and a leading provider of hospital based physician services, until her retirement in October 2017. Ms. Gulmi continues to serve as an advisor to Envision until September 2018. Prior to Envision's merger with AmSurg Corp in 2016, Ms. Gulmi served as Executive Vice President and Chief Financial Officer of AmSurg starting in 1994. She was a member of the Board of Directors of AmSurg from 2004 until the merger in 2016. From 2015 to 2017, Ms. Gulmi served on the Board of Directors and as the audit committee chair of Air Methods Corp, a $1.5 billion public company and the largest provider of air medical emergency transport services in the U.S. From 2001 to 2015 she served on the advisory board of the Bank of Nashville. Ms. Gulmi has a BBA in Accounting and Finance from Belmont University. Ms. Gulmi is the past board chair of the YWCA of Nashville, serves on the boards of the Frist Center for the Visual Arts and Nashville Public Radio. She has served as board chair for the Bethlehem Centers of Nashville and has served on the boards of the Girl Scouts, the American Heart Association and All About Women. Ms. Gulmi has been named by the Nashville Business Journal as one of its Healthcare 100, was one of the 2007 winners of the Nashville Business Journal's Women of Influence and in 2011 received the Nashville Business Journal's CFO Lifetime Achievement Award. Ms. Gulmi's over 30 years of experience in corporate finance, accounting and healthcare makes her a valuable resource to our Board of Directors.
Robert Hensley	60
		Mr. Hensley has more than 30 years of experience serving public and privately-held companies across a range of industries, including healthcare, insurance, real estate and private equity capital funds. Mr. Hensley is also the founder of a private publishing company and the principal owner of two real estate and rental property development companies. Mr. Hensley was an audit partner with Ernst & Young from 2002 to 2003. Previously, he was with Arthur Andersen, where he served as an audit partner from 1990 to 2002, and was the managing partner of their Nashville office from 1997 to 2002. His significant experience includes mergers and acquisitions, identification of enterprise and industry risk, and forensic investigations and disputes. Since 2008, Mr. Hensley has served as a senior advisor to the healthcare and transaction advisory services groups of Alvarez and Marsal, LLC ("A&M"). Mr. Hensley serves on the board of directors for Diversicare Healthcare Services, Inc. Mr. Hensley previously served on the board of directors for Capella Healthcare from 2008 to 2015. Mr. Hensley previously served as a director of Greenway Medical Technologies from 2011 to 2013, HealthSpring, Inc. from 2006 to 2012 and Comsys IT Partners, Inc. and Spheris, Inc. from 2006 to 2010. Mr. Hensley earned a B.S. in accounting and a Master's of Accountancy from the University of Tennessee and is a Certified Public Accountant. Mr. Hensley's financial accounting, healthcare industry and transactional experience makes him a valuable resource to our Board of Directors.

Name	Age	Background, Qualifications and Skills
Lawrence Van Horn	50	Professor Van Horn has been an associate professor of Economics and Management and the Executive Director of Health Affairs at the Vanderbilt University Owen Graduate School of Management ("Owen") since 2006. Professor Van Horn is a leading expert and researcher on healthcare management and economics. His current research interests include nonprofit conduct, governance and objectives in healthcare markets and the measurement of healthcare outcomes and productivity. His research on healthcare organizations, managerial incentives in nonprofit hospitals and the conduct of managed care firms has appeared in leading publications. Professor Van Horn consults for national consulting firms, providers, managed care organizations, and pharmaceutical firms. Professor Van Horn also holds faculty appointments in the Vanderbilt University School of Medicine and Law School. Prior to his tenure at Owen, from 1996 to 2006, Professor Van Horn served as an associate professor of economics and management at the William E. Simon Graduate School of Business at the University of Rochester where he was responsible for their graduate programs in health administration. Professor Van Horn began serving on the board of directors of Quorum Health Corporation in January 2016. Professor Van Horn holds a Ph.D. from the University of Pennsylvania's Wharton School and a Master's in Business Administration, a Master's in Public Health and a B.A. from the University of Rochester. Professor Van Horn's extensive knowledge and research into healthcare industry economics and governance as well as his unique experience with healthcare decision makers and business executives nationwide regarding healthcare policy make him a valuable resource to our Board of Directors.
Timothy Wallace	59
		Mr. Wallace has served as our Chairman, Chief Executive Officer and President since the formation of our Company in March 2014. Prior to founding our Company, from 2003 to 2014, Mr. Wallace was co-founder, President and majority owner of Athena Funding Partners, LLC and related entities which were established in 2002 to provide financing solutions to the higher education industry for on-campus student housing facilities mostly in rural areas. From 1993 to 2002, Mr. Wallace was a co-founder and Executive Vice President of Healthcare Realty Trust (NYSE: HR) ("HR"). Between HR's initial public offering in 1993 and his departure from HR in 2002, Mr. Wallace was integral in helping to grow HR from $2,000 to over $2 billion in asset value. Mr. Wallace remained as a paid consultant to HR and was subject to a non-compete until 2008. Mr. Wallace was a senior manager at Ernst & Young from 1988 to 1993. Mr. Wallace began his career in 1980 with Arthur Andersen & Co. Mr. Wallace holds a Bachelor of Science in Business Administration and Masters in Business Administration, both from Western Kentucky University. Mr. Wallace was selected to serve as Chairman because of his past public company experience, his experience in real estate, including acquiring healthcare real estate, and his role as Chief Executive Officer and President of our Company.

        Each of the persons listed above has been nominated by our Board of Directors to serve as directors for a one-year term expiring at the annual meeting of stockholders occurring in 2019. Each nominee has consented to serve on our Board of Directors. If any nominee were to become unavailable to serve as a director, our Board of Directors may designate a substitute nominee. In that case, the persons named as proxies on the accompanying proxy card will vote for the substitute nominee designated by our Board of Directors.

Required Vote

        Directors are elected by a plurality vote; the nominees who receive the highest number of votes cast, up to the number of directors to be elected in that class, are elected.

Our Board of Directors unanimously recommends a vote "FOR" the election of each of the five nominees for director to the Board of Directors.

 CORPORATE GOVERNANCE

Board Leadership Structure

        Our Board of Directors currently consists of the following five directors: Alan Gardner, Robert Hensley, Alfred Lumsdaine, Lawrence Van Horn and Timothy Wallace. Assuming that our nominees for director are elected at the annual meeting, our Board will consist of the following five directors: Alan Gardner, Claire Gulmi, Robert Hensley, Lawrence Van Horn and Timothy Wallace, each for a one-year term. Our Board has affirmatively determined that each of Alan Gardner, Claire Gulmi, Robert Hensley, Alfred Lumsdaine and Lawrence Van Horn is an "independent director" as defined under the listing rules of the NYSE, Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Company's Corporate Governance Guidelines.

        The Board considered the relationships between our directors and the Company when determining each director's status as an "independent director" under the listing rules of the NYSE, Rule 10A-3 of the Exchange Act and the Company's Corporate Governance Guidelines, including the relationships listed below under "Certain Relationships and Related Party Transactions" The Board determined that these relationships did not affect any director's status as an "independent director." Furthermore, we are not aware of any family relationships between any director, executive officer or person nominated to become a director or executive officer.

        Timothy Wallace, our President and Chief Executive Officer, serves as Chairman of the Board of the Company, while Alan Gardner serves as "lead independent director" on our Board. The members of the Board who meet the definition of "independent director" under the listing rules of the NYSE select our lead independent director. The lead independent director's responsibilities are explained below.

        We have chosen a Board leadership structure with Mr. Wallace serving as our Chairman because we believe this structure results in a single voice speaking for the Company and presents a unified and clear chain of command to execute our strategic initiatives and business plans. Also, the Chairman of the Board is expected to manage the Board in performing its duties and lead Board discussion. As our President and Chief Executive Officer, Mr. Wallace is ideally positioned to provide insight on the current status of our overall operations, our future plans and prospects and the risks that we face. Thus, the individual with the most knowledge about us and our operations is responsible for leading the Board's discussions. The Board retains the authority to separate the positions of chairman and chief executive officer if it finds that the Board's responsibilities can be better fulfilled with a different structure.

        We also have a lead independent director. The lead independent director serves as an independent counterbalance to the Chairman, ensuring that all of our directors' concerns are addressed and otherwise facilitating robust discussions among the entire Board (which, as noted above, is comprised almost entirely of "independent directors"). In terms of Board leadership, we view the lead director as essentially a co-equal with the Chairman of the Board. Mr. Gardner has been a director since 2015 and was the second director to join the Board following Mr. Wallace, which we believe adds weight to his independent voice on the Board. Also, at each meeting, if he deems it necessary, the lead independent director may call the Board into executive session (that is, a meeting of only those directors who are "independent directors" under the listing rules of the NYSE) to discuss matters outside the presence of the Chairman and other non-independent directors, if any. Our lead independent director is selected on an annual basis by a majority of the independent directors then serving on our Board of Directors.

        Our Lead Independent Director Charter sets forth a complete description of the lead director's responsibilities. In general, the lead director is responsible for:

  •
  serving as liaison between the Chairman and our other independent directors;

  •
  calling and presiding at executive sessions of the independent directors;

  •
  serving as the focal point of communication to the Board of Directors regarding management plans and initiatives;

  •
  ensuring that the management adheres to the Board of Directors' oversight role over management operations;

  •
  providing the medium for informal dialogue with and between independent directors, allowing for free and open communication within that group; and

  •
  serving as the communication conduit for third parties who wish to communicate with our Board of Directors.

        In addition to these specific duties, we expect the lead independent director to familiarize himself with the Company and the real estate investment trust and healthcare industries in general. He also is expected to keep abreast of developments in the principles of sound corporate governance.

The Board's Role in Risk Oversight

        One of the key functions of our Board of Directors is to provide oversight of our risk management process. Our Board of Directors administers this oversight function directly, with support from its three standing committees—the Audit Committee, the Compensation Committee, and the Corporate Governance Committee—each of which addresses risks specific to their respective areas of oversight. In particular, our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements and has oversight of the performance of our internal audit function. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Our Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct.

        Each committee meets regularly with management to assist it in identifying all of the risks within such committee's areas of responsibility and in monitoring and, where necessary, taking appropriate action to mitigate the applicable risks. At each Board meeting, the committee chairman provides a report to the full Board on issues related to such committee's risk oversight duties. To the extent that any risks reported to the full Board need to be discussed outside the presence of management, the Board will call an executive session to discuss these issues.

        We believe the Board's approach to fulfilling its risk oversight responsibilities complements its leadership structure. In his capacity as chairman of the Board, Mr. Wallace reviews whether Board committees are addressing their risk oversight duties in a comprehensive and timely manner. Since he is also our Chief Executive Officer, Mr. Wallace is able to assist these committees in fulfilling their duties by (1) requiring that our management team provide these committees with all requested reports and other information as well as with access to our employees and (2) implementing recommendations of the various Board committees to mitigate risk. At the same time, Mr. Gardner, as our lead independent director, is able to lead an independent review of the risk assessments developed by management and reported to the committees.

        Our Board held five meetings during 2017. In 2017, our directors attended all of our Board meetings as well as all of the meetings of the committees on which they served. The members who are "independent directors" under NYSE Rule 303A.02 met in executive session four times during 2017.

        We do not have a policy requiring director attendance at our annual meeting. All of our directors attended our 2017 annual stockholder meeting, other than Mr. Van Horn.

Committees of the Board of Directors

        Our Board of Directors has three standing committees: an Audit Committee, a Compensation Committee and a Corporate Governance Committee. The principal functions of each committee are described below. We currently comply, and we intend to continue to comply, with the listing requirements and other rules and regulations of the NYSE and each of these committees are comprised exclusively of independent directors. Additionally, our Board of Directors may from time to time establish certain other committees to facilitate the management of our Company.

Audit Committee

        Prior to our annual meeting, our Audit Committee consisted of Messrs. Gardner, Hensley, and Lumsdaine, all of whom are independent directors, with Mr. Hensley serving as chairman. Assuming that all of our nominees for director are elected at our annual meeting, there will be three members of the Audit Committee: Mr. Gardner, Ms. Gulmi, and Mr. Hensley, all of whom are independent directors, with Mr. Hensley serving as the chairman. Ms. Gulmi and Mr. Hensley each qualify as an "audit committee financial expert" as that term is defined by the applicable SEC regulations and NYSE corporate governance listing standards. Our Board of Directors has determined that each of the proposed Audit Committee members is "financially literate" as that term is defined by the NYSE corporate governance listing standards. We have adopted an Audit Committee Charter, which details the principal functions of the Audit Committee, including oversight related to:

  •
  our accounting and financial reporting processes;

  •
  the integrity of our consolidated financial statements and financial reporting process;

  •
  our systems of disclosure controls and procedures and internal control over financial reporting;

  •
  our compliance with financial, legal and regulatory requirements;

  •
  the evaluation of the qualifications, independence and performance of our independent registered public accounting firm;

  •
  reviewing the adequacy of our Audit Committee Charter on an annual basis;

  •
  the performance of our internal audit function; and

  •
  our overall risk profile.

        The Audit Committee is also responsible for engaging an independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered accounting firm, including all audit and non-audit services, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls.

        The Audit Committee met five times in 2017. A copy of the charter of our Audit Committee is available on the investor relations webpage of our website, http://investors.chct.reit.

Compensation Committee

        Prior to our annual meeting, our Compensation Committee consisted of Messrs. Gardner, Lumsdaine, and Van Horn, all of whom are "independent directors" as defined in NYSE Rule 303A.02, with Mr. Lumsdaine serving as chairman. Assuming that all of our nominees for director are elected, after the annual meeting there will be three members of the Compensation Committee: Mr. Gardner, Ms. Gulmi, and Mr. Van Horn, all of whom are "independent directors" as defined in NYSE Rule 303A.02, with Ms. Gulmi serving as chairman. Further, each current and proposed member of the Compensation Committee is a "non-employee director" as defined in Rule 16b-3 promulgated under the Exchange Act. We have adopted a Compensation Committee Charter, which details the principal functions of the Compensation Committee, including:

  •
  reviewing and recommending to our Board of Directors on an annual basis the corporate goals and objectives relevant to our chief executive officer's compensation, evaluating our chief executive officer's performance in light of such goals and objectives and determining and approving the remuneration of our chief executive officer based on such evaluation;

  •
  reviewing and recommending to our Board of Directors the compensation, if any, of all of our other executive officers;

  •
  evaluating our executive compensation policies and plans;

  •
  assisting management in complying with our proxy statement and annual report disclosure requirements;

  •
  administering our incentive plans;

  •
  reviewing and recommending to our Board of Directors policies with respect to incentive compensation and equity compensation arrangements;

  •
  reviewing the competitiveness of our executive compensation programs and evaluating the effectiveness of our compensation policy and strategy in achieving expected benefits to us;

  •
  evaluating and overseeing risks associated with compensation policies and practices;

  •
  reviewing and recommending to our Board of Directors the terms of any employment agreements, severance arrangements change in control protections and any other compensatory arrangements for our executive officers;

  •
  reviewing the adequacy of its Compensation Committee Charter on an annual basis;

  •
  producing a report on executive compensation to be included in our annual proxy statement as required; and

  •
  reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

        The Compensation Committee met three times in 2017. A copy of the charter of our Compensation Committee is available on the investor relations webpage of our website, http://investors.chct.reit.

Corporate Governance Committee

        Prior to our annual meeting, our Corporate Governance Committee consists of Messrs. Gardner, Hensley, and Van Horn, all of whom are "independent directors" as defined in NYSE Rule 303A.02, with Mr. Van Horn serving as chairman. Assuming that all of our nominees for director are elected at our annual meeting, the members and chairman of the Corporate Governance Committee will remain the same. We have adopted a Corporate Governance Committee charter, which details the principal functions of the Corporate Governance Committee, including:

  •
  identifying, evaluating and recommending to the full Board of Directors qualified candidates for election as directors and recommending nominees for election as directors at the annual meeting of stockholders;

  •
  developing and recommending to the Board of Directors corporate governance guidelines and implementing and monitoring such guidelines;

  •
  reviewing and making recommendations on matters involving the general operation of the Board of Directors, including Board size and composition, and committee composition and structure;

  •
  evaluating and recommending to the Board of Directors nominees for each committee of the Board of Directors;

  •
  annually facilitating the assessment of the Board of Directors' performance as a whole and of the individual directors, as required by applicable law, regulations and the NYSE corporate governance listing standards;

  •
  considering nominations by stockholders of candidates for election to our Board of Directors;

  •
  considering and assessing the independence of members of our Board of Directors;

  •
  developing, as appropriate, a set of corporate governance principles, and reviewing and recommending to our Board of Directors any changes to such principles;

  •
  periodically reviewing our policy statements; and

  •
  reviewing, at least annually, the adequacy of its Corporate Governance Committee Charter.

        When evaluating director candidates, the Corporate Governance Committee's objective is to craft a Board composed of individuals with a broad and diverse mix of backgrounds and experiences and possessing, as a whole, all of the skills and expertise necessary to guide a company like us in the prevailing business environment. The Corporate Governance Committee uses the same criteria to assess all candidates for director, regardless of who proposed the candidate. The Corporate Governance Committee considers whether the candidate possesses the following qualifications and qualities:

  •
  independence for purposes of the NYSE rules and SEC rules and regulations, and a record of honest and ethical conduct and personal integrity;

  •
  experience in the healthcare, real estate and/or public real estate investment trust industry or in finance, accounting, legal or other professional disciplines;

  •
  ability to represent the interests of all of our stockholders; and

  •
  ability to devote time to the Board of Directors and to enhance their knowledge of our industry.

        The Corporate Governance Committee met one time in 2017. A copy of the charter of the Corporate Governance Committee is available on the investor relations webpage of our website, http://investors.chct.reit. Our Corporate Governance Guidelines and Code of Ethics and Business Conduct are also available on the investor relations webpage of our website, http://investors.chct.reit. If we make any substantive amendment to the Code of Ethics and Business Conduct or grant any waiver, including any implicit waiver, from a provision of the Code of Ethics and Business Conduct to certain executive officers, we are obligated to disclose the nature of such amendment or waiver, the name of the person to whom any waiver was granted, and the date of waiver on our website or in a report on Form 8-K filed with the SEC.

        Usually, nominees for election to the Board are proposed by the current members of the Board. The Corporate Governance Committee will also consider candidates that stockholders and others recommend. Stockholder recommendations should be addressed to: W. Page Barnes, Corporate Secretary, 3326 Aspen Grove Drive, Suite 150, Franklin, Tennessee 37067. Your recommendations must be submitted to us no earlier than November 4, 2018, nor later than 5:00 p.m., Eastern Time on December 3, 2018, for consideration as a possible nominee for election to the Board at our 2019 annual meeting.

        The Board has not adopted a formal procedure that you must follow to send communications to it, but it does have informal procedures, described below, which it believes adequately facilitate stockholder and other interested party communications with the Board. Stockholders and other interested parties can send communications to the Board by contacting W. Page Barnes, our Corporate Secretary, in one of the following ways:

  •
  By writing to Community Healthcare Trust Incorporated, 3326 Aspen Grove Drive, Suite 150, Franklin, Tennessee, 37067, Attention: Corporate Secretary;

  •
  By e-mail to investorrelations@chct.reit; or

  •
  By phone at 615-771-3052.

        If you request information or ask questions that can be more efficiently addressed by management, Mr. Barnes will respond to your questions instead of the Board. He will forward to the Audit Committee any communication concerning employee fraud or accounting matters and will forward to the full Board any communication relating to corporate governance or those requiring action by the Board of Directors. A stockholder may communicate directly with Mr. Gardner, the lead independent director, by sending a confidential letter address to his attention at 3326 Aspen Grove Drive, Suite 150, Franklin, Tennessee, 37067.

Director Compensation

        The Compensation Committee recommends the compensation for our non-employee directors; our full Board approves or modifies the recommendation. Any modifications are implemented after the annual meeting. Directors who are also our employees receive no additional compensation for their service as directors, but they are reimbursed for any direct expenses incurred to attend our meetings. Annual compensation of non-employee directors may be a combination of cash and restricted stock at levels set by the Compensation Committee.

        The Compensation Committee retained FPL Advisory Group ("FPL") as its independent compensation consultant in 2017 to advise it regarding market trends and practices in director compensation and with respect to specific compensation decisions. The Compensation Committee expects to meet every three years with a compensation consultant to discuss director compensation trends. The consultant may also attend Compensation Committee meetings periodically. FPL met with the chair of the Compensation Committee and provided a report to the Compensation Committee in 2017, during and in which it provided a review of recent trends and developments in director compensation practices within the Company's industry and in general. FPL received a fee of $15,000 for its compensation consulting services provided to the Compensation Committee in 2017 with respect to director compensation, as well as an $800 administrative fee.

  Cash compensation

        Each non-employee director receives an annual retainer, with chairpersons of our board committees and the lead director receiving additional annual retainers. The annual retainer is earned at the annual meeting of our stockholders. Director compensation may be adjusted by the Compensation Committee based on an evaluation of director compensation at peer companies, and, in February 2018, the Compensation Committee approved an increase in the annual cash retainer from $25,000 to $40,000 per year, beginning with the retainer earned at the 2018 annual meeting.

        At the 2017 annual meeting, the chairpersons of the Audit Committee, the Compensation Committee and the Corporate Governance Committee received additional annual retainers of $10,000, $7,500 and $7,500, respectively, and the lead independent director received an additional annual retainer of $10,000. In February 2018, the Compensation Committee approved an increase in these additional retainers, beginning with the 2018 annual meeting. The chairpersons of the Audit Committee, the Compensation Committee and the Corporate Governance Committee will receive annual retainers of $15,000, $10,000 and $10,000, respectively, for their services as chairpersons, and the lead independent director will receive an annual retainer of $17,500 for his service as lead director.

        Each year, non-employee directors may elect to take all or a portion of each of their retainers and other cash compensation in the form of restricted stock. The number of shares of restricted stock to be acquired will be determined as of the 15th business day following the date of our annual meeting of stockholders by dividing the total of the director's elected reduced annual retainer by the average price of the common stock for the 10 trading days immediately preceding the determination date. Payments of restricted stock in lieu of an annual retainer otherwise payable in cash will be made thereafter. Pursuant to the Company's Amended and Restated Alignment of Interest Program (the "Restated Alignment Program"), each director who makes this election will be awarded additional shares, at no additional cost to the director, according to the following multiples:

Duration of Restriction Period	Restriction Multiple
1 year	0.2x
2 years	0.4x
3 years	0.6x

        The restriction period subjects the shares obtained by the cash deferral and the restriction multiple to the risk of forfeiture in the event that a director voluntarily resigns or is removed by the stockholders for any reason during the year for which the director received compensation. During the restricted period, the restricted shares may not be sold, assigned, pledged or otherwise transferred. Accordingly, for example, if a non-employee director elects to receive stock compensation in lieu of cash compensation that is equivalent in value to 1,000 shares of common stock and the director elected a three-year restriction period for such stock compensation, the non-employee director would receive the 1,000 shares of restricted common stock in lieu of the director's cash compensation plus an award of 600 shares of restricted common stock for electing to subject his or her stock compensation to a three-year restriction period, resulting in a total receipt of 1,600 shares of restricted common stock, all of which would be subject to a three-year cliff vesting schedule whereby no shares vest until the third anniversary of the date of grant, at which time 100% of the shares of restricted stock will vest. All unvested shares will be forfeited, however, if such non-employee director voluntarily resigns or is removed by the stockholders for any reason prior to vesting. Subject to the risk of forfeiture and transfer restrictions, non-employee directors have all rights as stockholders with respect to restricted shares, including the right to vote and receive dividends or other distributions on such shares.

  Stock Awards

        Each non-employee director is awarded an annual grant of shares of restricted stock. Our goal is to have a minimum of 60% to 75% of the aggregate total compensation for our non-employee directors paid in the form of restricted stock having a restriction period of up to three years. Directors are not entitled to receive a restriction multiple for this award.

        Through 2017, each non-employee director received an annual equity award of restricted stock with an aggregate market value of $50,000 at the conclusion of each annual stockholders' meeting. These shares are subject to a three-year cliff vesting schedule whereby no shares vest until the third anniversary of the date of grant, at which time 100% of the shares of restricted stock will vest. In February 2018, the Compensation Committee approved an increase in the annual equity award, whereby, beginning with the 2018 annual meeting, each non-employee director will receive an annual equity award of restricted stock with an aggregate market value of $75,000 at the conclusion of each annual stockholders' meeting. These shares are subject to a three-year cliff vesting schedule whereby no shares vest until the third anniversary of the date of grant, at which time 100% of the shares of restricted stock will vest. During the restricted periods described above, the restricted shares may not be sold, assigned, pledged or otherwise transferred. Additionally, such non-employee director must forfeit such equity award if the non-employee director voluntarily resigns or is removed for any reason during the year for which the non-employee director is receiving compensation. Subject to the risk of forfeiture and transfer restrictions, directors have all rights as stockholders with respect to restricted shares, including the right to vote and receive dividends or other distributions on such shares.

        Mr. Lumsdaine has elected not to stand for reelection at the 2018 annual meeting and, in connection with Mr. Lumsdaine not standing for reelection, the Compensation Committee and the Board approved amendments to Mr. Lumsdaine's restricted stock agreements and award grants that deleted the immediate forfeiture provisions with respect to his restricted stock that will not have vested by May 17, 2018, the date of our annual meeting. Thus, as of May 17, 2018, 13,569 shares of common stock, which represents all of the common stock granted or awarded to Mr. Lumsdaine as a director of the Company, will remain subject to transfer restrictions that will expire according to the original vesting schedule.

2017 Director Compensation

        The following table sets forth compensation paid during 2017 to each of our non-employee directors:

	Fees Earned or Paid
Name(1)	Fees Paid in Cash	Fees Paid in Stock(2)	Stock Awards(3)	All Other Compensation	Total
Alan Gardner	$—	$35,000	$70,966	$—	$105,966
Robert Hensley	$10,000	$25,000	$54,970	$—	$89,970
Alfred Lumsdaine(4)	$—	$32,500	$69,467	$—	$101,967
Lawrence Van Horn	$—	$32,500	$69,467	$—	$101,967

(1)
Mr. Wallace is our other director and is also a full-time employee whose compensation is discussed below under the section titled "Executive Compensation" and "Summary Compensation Table." Mr. Wallace receives no additional compensation for his service as a director.

(2)
This column represents non-employee director annual retainer and additional annual retainer amounts, approximately 93% of which was paid in shares of our restricted common stock in lieu of cash. All of the shares are subject to a three-year cliff vesting schedule whereby no shares vest until the third anniversary of the date of grant, at which time 100% of the shares of restricted stock will vest, subject to the director's continuing service as a director of the Company.

(3)
Represents the grant date fair value computed in accordance with FASB ASC Topic 718 of awards of restricted stock to the non-employee directors in 2017, or the 2017 Director Awards, under our 2014 Incentive Plan (defined on page 16). The dollar value of the 2017 Director Awards was based upon the grant date price of our common stock, which was $24.50 on May 30, 2017. This column also includes the amount of the grant date value of the shares received in accordance with restriction multiples with respect to the deferral of director retainer amounts based on the price of our common stock of $25.80 on the determination date, June 20, 2017. All of the shares are subject to a three-year cliff vesting schedule whereby no shares vest until the third anniversary of the date of grant, at which time 100% of the shares of restricted stock will vest, subject to the director's continuing service as a director of the Company.

(4)
Mr. Lumsdaine's term as a director of the Company expires at the 2018 annual meeting upon the election of his successor. Immediate forfeiture provisions contained in Mr. Lumsdaine's restricted stock agreements and award grants have been deleted as of May 17, 2018 and his shares will remain subject to transfer restrictions that will expire according to the original vesting schedule.

We also reimburse our directors for expenses they incur in connection with their service on our Board, such as director education, travel and lodging expenses.

PROPOSAL 2
RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS OUR INDEPENDENT
REGISTERED PUBLIC ACCOUNTANTS FOR 2018

General

        We are asking our stockholders to ratify the selection of BDO USA, LLP as our independent registered public accountants for 2018. Although current law, rules and regulations, as well as the charter of the Audit Committee, require the Audit Committee to engage, retain and supervise our independent registered public accountants, we view the selection of the independent registered public accountants as an important matter of stockholder concern and thus are submitting the selection of BDO USA, LLP for ratification by stockholders as a matter of good corporate practice.

        The Audit Committee appointed BDO USA, LLP to serve as our independent registered public accountants for the 2017 fiscal year and has appointed BDO USA, LLP to serve as our independent registered public accountants for the 2018 fiscal year. A representative of BDO USA, LLP is expected to attend the annual meeting. If present, the representative will have the opportunity to make a statement and will be available to respond to appropriate questions. BDO USA, LLP has served as our independent registered public accountants since 2015.

Audit and Non-Audit Services

        Fees related to services performed for us by BDO USA, LLP in fiscal years 2017 and 2016 are as follows:

	2017	2016
Audit Fees(1)	$460,056	$395,238
Audit-Related Fees(2)	—	49,652
Tax Fees	—	—
All Other Fees	—	—

Total	$460,056	$444,890

(1)
Audit fees include fees and expenses associated with the audit of our financial statements, the reviews of the financial statements in our quarterly reports on Form 10-Q, and services provided in connection with registration statements and periodic reports filed with the Securities and Exchange Commission. Audit fees for 2017 include fees associated with registration statements totaling $71,405. Audit fees for 2016 include fees associated with registration statements totaling $165,302.

(2)
Audit-related fees for 2016 included fees associated with Rule 3-14 audits.

        In accordance with the procedures set forth in its charter, the Audit Committee pre-approves all auditing services and permitted non-audit and tax services (including the fees and terms of those services) to be performed for us by our independent registered public accountants prior to their engagement with respect to such services, subject to the de minimis exceptions for non-audit services permitted by the Exchange Act, which are approved by the Audit Committee prior to the completion of the audit.

Required Vote

        The affirmative vote by a majority of the votes cast at the annual meeting is required for the ratification of the appointment of BDO USA, LLP as our independent registered public accountants. Abstentions will have no effect on this proposal. If our stockholders fail to ratify this appointment, the Audit Committee will reconsider whether to retain BDO USA, LLP and may retain that firm or another firm without resubmitting the matter to our stockholders. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accountant at any time during the year if it determines that such change would be in our best interests and in the best interests of our stockholders.

Our Board of Directors unanimously recommends a vote "FOR" the ratification of BDO USA, LLP as our independent registered public accountants for 2018.

 REPORT OF THE AUDIT COMMITTEE

The information provided in this section shall not be deemed to be "soliciting material" or to be "filed" with the SEC or subject to its proxy regulations or to the liabilities of Section 18 of the Exchange Act. The information provided in this section shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

        The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the preparation, consistency and fair presentation of the financial statements, the accounting and financial reporting process, the systems of internal control, and the procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Management is also responsible for its assessment of the design and effectiveness of our internal control over financial reporting. Our independent registered public accountants are responsible for performing an audit in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB, to obtain reasonable assurance that our consolidated financial statements are free from material misstatement and expressing an opinion on the conformity of the financial statements of the Company with U.S. generally accepted accounting principles. The internal auditors are responsible to the Audit Committee and the Board of Directors for testing the integrity of the financial accounting and reporting control systems and such other matters as the Audit Committee and the Board of Directors determine.

        In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements of the Company for the year ended December 31, 2017 and management's assessment of the design and effectiveness of our internal control over financial reporting as of December 31, 2017. The discussion addressed the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

        The Audit Committee reviewed and discussed with the independent public accountants their judgments as to the quality of our accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards including, without limitation, the matters required to be discussed by PCAOB Auditing Standard No. 1301. In addition, the Audit Committee received the written disclosures and the letter from the independent registered public accountants required by applicable requirements of the PCAOB regarding the independent registered public accountants' communications with the Audit Committee concerning independence, discussed with the independent registered public accountants their independence from management and the Company, and considered the compatibility of non-audit services with the auditors' independence.

        The Audit Committee discussed with our internal and independent registered public accountants the overall scope and plans for their respective audits. The Audit Committee met with the internal and independent registered public accountants, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting.

        In reliance upon the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in our annual report to stockholders for filing with the SEC.

        The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including with respect to auditor independence. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with the standards of the PCAOB, that the financial statements are presented in accordance with generally accepted accounting principles or that BDO USA, LLP is in fact "independent."

Audit Committee:

Robert Hensley (Chairman)
Alfred Lumsdaine
Alan Gardner

 BENEFICIAL OWNERSHIP OF SHARES OF COMMON STOCK

Directors, Nominees for Director, Executive Officers and Other Stockholders

        As of March 16, 2018, we had 17 stockholders of record. Except as otherwise stated in a footnote, the following table presents certain information regarding the beneficial ownership of our common stock as of March 16, 2018 by: (i) the persons known by us to own beneficially more than 5% of our common stock; (ii) each of our directors, nominees for director and named executive officers; and (iii) all of our directors, nominees for director, and executive officers as a group. Each person named in the table has sole voting and investment power with respect to all of the common stock shown as beneficially owned by such person, except as otherwise set forth in the notes to the table.

        The SEC has defined "beneficial ownership" of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A stockholder is also deemed to be, as of any date, the beneficial owner of all securities that such stockholder has the right to acquire within 60 days after that date through (1) the exercise of any option, warrant or right, (2) the conversion of a security, (3) the power to revoke a trust, discretionary account or similar arrangement or (4) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, our common stock subject to options or other rights (as set forth above) held by that person that are currently exercisable or will become exercisable within 60 days thereafter, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person.

        Unless otherwise indicated, the business address of all the individuals and entities is c/o Community Healthcare Trust Incorporated, 3326 Aspen Grove Drive, Suite 150, Franklin, Tennessee 37067. No common stock beneficially owned by any director or named executive officer has been pledged as security for a loan.

Name of Beneficial Owner	Number of Shares Beneficially Owned (#)		Percentage of All Shares (%)(1)
5% Stockholders
BlackRock, Inc.	2,552,670	(2)	14.0%
The Vanguard Group, Inc.	1,731,561	(3)	9.5%
Prudential Financial, Inc.	1,374,654	(4)	7.6%
Directors and Nominees for Director
Alan Gardner	19,776		*
Claire Gulmi	—		*
Robert Hensley	26,448		*
Alfred Lumsdaine	20,761		*
Lawrence Van Horn	13,569		*
Named Executive Officers
Timothy Wallace	617,175		3.4%
W. Page Barnes	127,344		*
Leigh Ann Stach	89,513		*
All Directors, Nominees for Director and Executive Officers as a Group (8 persons total)	914,586		5.0%

*
Less than 1% of the outstanding shares of common stock.

(1)
Based on 18,179,799 shares of common stock outstanding on March 16, 2018.

(2)
Based on a Schedule 13G filed with the SEC on January 9, 2018, BlackRock, Inc. has sole voting power with respect to 2,508,484 shares of common stock, sole dispositive power with respect to 2,552,670 shares of common stock and shared voting and dispositive power with respect to 0 shares of common stock. A subsidiary of BlackRock, Inc., BlackRock Fund Advisors, beneficially owns 5% or greater of the outstanding shares of common stock reported on BlackRock's Schedule 13G. BlackRock, Inc. is located at 55 East 52nd Street, New York, New York 10055.

(3)
Based on a Schedule 13G filed with the SEC on February 8, 2018, The Vanguard Group, Inc. has sole voting power with respect to 22,810 shares of common stock, shared voting power with respect to 2,100 shares of common stock, sole dispositive power with respect to 1,709,150 shares of common stock and shared dispositive power with respect to 22,411 shares of common stock. As reported on The Vanguard Group Inc.'s Schedule 13G, Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 20,311 shares of common stock, and Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 4,599 shares common stock outstanding of the Company. The VanGuard Group, Inc. is located at 100 Vanguard Boulevard, Malvern, PA 19355.

(4)
Based on a Schedule 13G/A filed with the SEC on January 26, 2018, Prudential Financial, Inc. has sole voting and dispositive power with respect to 200,076 shares of common stock and shared voting and dispositive power with respect to 1,174,578 shares of common stock. Prudential Financial, Inc. is a Parent Holding Company and the indirect parent of PGIM, Inc., who is the beneficial owner of 1,347,164 shares of common stock and of Quantitative Management Associates LLC who is the beneficial owner of 27,490 shares of common stock. Prudential Financial is located at 751 Broad Street, Newark, New Jersey 07102-3777.

 EXECUTIVE OFFICERS

        The names, ages, positions and business experience of our executive officers, except for Mr. Wallace, are listed below. Because he is also a member of our Board, information about Mr. Wallace appeared previously under Proposal 1—Election of Directors. All of our executive officers serve at the discretion of the Board and are parties to employment agreements.

Name	Age	Position
W. Page Barnes	64	Mr. Barnes has served as our Executive Vice President and Chief Financial Officer since the formation of our Company in March 2014. Mr. Barnes is responsible for financing and management activities. Prior to joining our Company, from 2005 to 2013, Mr. Barnes was a co-founder, Chief Financial Officer and Executive Vice President—Chief Development Officer for Haven Behavioral Healthcare where he was responsible for raising a $100 million private equity investment, negotiating four separate bank financings and the acquisition and/or development of 12 hospitals. From 1997 to 2005, Mr. Barnes served as Chief Financial Officer then Senior Vice President—Finance for Ardent Health Services and its predecessor Behavioral Healthcare Corporation. Prior to Ardent, Mr. Barnes began a banking career with AmSouth Bank in 1990 as a Commercial Real Estate Relationship Manager and ended it in 1997 as Senior Vice President and Manager of the Healthcare Banking Department. Mr. Barnes holds a Bachelor of Science in Accounting from Auburn University.
Leigh Ann Stach	51
		Ms. Stach has served as our Vice President—Financial Reporting and Chief Accounting Officer since the formation of our Company in March 2014. Ms. Stach is responsible for our financial reporting. From 2005 to 2013, Ms. Stach served as Vice President—Financial Reporting at HR where she had responsibility for financial reporting and coordinating due diligence materials for debt and equity offerings. In addition, she brought EDGAR and XBRL filings in-house and provided oversight of HR's compliance function and internal audit. Prior to that, from 1997 to 2005, Ms. Stach served as Vice President—Controller at HR. From 1994 to 1997, Ms. Stach served as Assistant Controller at HR. Prior to HR, from 1991 to 1994, Ms. Stach was a senior accountant—financial reporting at HCA. She began her career with Hospital Corporation of America in 1988 as an internal auditor. Ms. Stach holds a Bachelor of Science in Accounting from Western Kentucky University.

 EXECUTIVE COMPENSATION

Executive Compensation Objectives

        We believe that the compensation of our executive officers aligns their interests with those of the stockholders in a way that encourages prudent decision-making, links compensation to our overall performance, provides a competitive level of total compensation necessary to attract and retain talented and experienced executive officers and motivates the executive officers and directors to contribute to our success. All of our executive officers are eligible to receive performance-based compensation under our 2014 Incentive Plan, as amended by Amendment No. 1 to the 2014 Incentive Plan, Amendment No. 2 to the 2014 Incentive Plan, and Amendment No. 3 to the 2014 Incentive Plan (as so amended, our 2014 Incentive Plan).

        We use restricted stock grants of our common stock as the primary means of delivering long-term compensation to our executive officers. Shares of restricted stock are forfeitable until the lapse of the applicable restrictions. We believe that restricted stock grants with long vesting periods align the interests of executive officers and stockholders and provide strong incentives to our executive officers to achieve long-term growth in our business, grow the value of our common stock and maintain or increase our dividends. The executive officers personally benefit from these efforts through their restricted stock awards, which receive dividends at the same rate as unrestricted common stock and increase in value as the value of our common stock increases. As such, the Company's executive officers essentially have to earn this equity compensation twice: the first time through their efforts to meet the initial performance criteria necessary for a grant of restricted stock to be made; and the second time by continued service through the at-risk vesting period. Because substantially all of our executive officers' compensation during the initial terms of their respective employment agreements will be tied to the value of our common stock, if we have superior long-term operating performance, our executive officers, through their equity compensation, will eventually receive above market compensation from dividends and capital appreciation in our common stock. Conversely, if we do not perform as well as our competitors and the value of our common stock declines, our executive officers' compensation will ultimately be below-market over the long term.

        Our Compensation Committee determines the restrictions for each award granted pursuant to the 2014 Incentive Plan. Restrictions on the restricted stock may include time-based restrictions, the achievement of specific performance goals or the occurrence of a specific event. Vesting of restricted stock will generally be subject to cliff vesting periods ranging from three to eight years and will be conditioned upon the participant's continued employment, among other restrictions that may apply. If the performance goals are not achieved or the time-based restrictions do not lapse within the time period provided in the award agreement, the participant will forfeit his or her restricted stock. The Company prohibits the hedging of Company securities by its executive officers and directors. None of the executive officers or directors has entered into any hedging arrangements with respect to the Company's securities. In addition, restricted stock may not be sold, assigned, pledged or otherwise transferred.

Determination of Executive Compensation

        The Board established the Compensation Committee to carry out the Board's responsibilities to administer our compensation programs. The Compensation Committee has the final decision-making authority for the compensation of our executive officers. The Compensation Committee operates under a written charter adopted by the Compensation Committee and approved by the Board. The charter is available in the investor relations section of our website (http://investors.chct.reit).

        Our Compensation Committee has independent authority to engage outside consultants and obtain input from external advisers as well as our management team or other employees.

        The Compensation Committee may retain any independent counsel, experts or advisors that it believes to be desirable and appropriate. The Compensation Committee may also use the services of the Company's regular legal counsel or other advisors to the Company. The Compensation Committee undertakes an independent assessment prior to retaining or otherwise selecting any independent counsel, compensation consultant, search firm, expert or other advisor that will provide advice to it, taking such factors into account and as otherwise may be required by the NYSE from time to time. On at least an annual basis, the Compensation Committee evaluates whether any work by any compensation consultant to it raised any conflict of interest.

        The Compensation Committee retained FPL as its independent compensation consultant in 2017 to advise it regarding market trends and practices in executive compensation and with respect to specific compensation decisions. The Compensation Committee expects to meet annually with a compensation consultant to discuss executive compensation trends. The consultant may also attend Compensation Committee meetings periodically. FPL met with the chair of the Compensation Committee in 2017, during and in which it provided a review of recent trends and developments in executive compensation practices within the Company's industry and in general. FPL received a fee of $20,000 for its compensation consulting services provided to the Compensation Committee in 2017 with respect to executive compensation, as well as an $800 administrative fee.

        Our Chief Executive Officer typically attends Compensation Committee meetings, except for executive sessions (unless specifically requested by the Compensation Committee to be present). No executive officer attends an executive session at which his or her compensation is considered. Our Chief Executive Officer may provide recommendations with respect to compensation for the executive officers other than himself. The Compensation Committee considers these recommendations, but may approve, reject or adjust them as it deems appropriate.

Compensation Components

        Our compensation program consists of three elements:

  Base Salary

        Each of our named executive officers has an employment agreement that establishes his or her base salary. Adjustments to base salary are determined by the Compensation Committee and are based upon a review of a variety of factors, including the following:

  •
  individual and Company performance, measured against quantitative and qualitative goals, such as growth, asset quality and other matters;

  •
  duties and responsibilities as well as the named executive officer's experience; and

  •
  the types and amount of each element of compensation to be paid to the named executive officer.

  Equity Awards

        We have adopted the 2014 Incentive Plan under which awards may be made in the form of restricted stock or cash. The purposes of the 2014 Incentive Plan are to attract and retain qualified persons upon whom, in large measure, our sustained progress, growth and profitability depend, to motivate the participants to achieve long-term Company goals and to more closely align the participants' interests with those of our other stockholders by providing them with a proprietary interest in our growth and performance. Our executive officers, officers, employees, consultants and non-employee directors are eligible to participate in the 2014 Incentive Plan.

        The 2014 Incentive Plan is administered by our Compensation Committee, which interprets the 2014 Incentive Plan and has broad discretion to select the eligible persons to whom awards will be granted, as well as the type, size and terms and conditions of each award, including the amount of cash or number of shares subject to awards and the expiration date of, and the vesting schedule or other restrictions (including, without limitation, restrictive covenants) applicable to, awards. However, during a calendar year, no participant may receive awards intended to comply with the performance-based compensation requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), which exceed 150,000 shares of common stock.

        Unless the 2014 Incentive Plan is earlier terminated by our Board of Directors, the 2014 Incentive Plan will automatically terminate on March 31, 2024. Awards granted before the termination of the 2014 Incentive Plan may extend beyond that date in accordance with their terms.

        The two distinct programs applicable to executive officers under the 2014 Incentive Plan are the Restated Alignment Program and the Amended and Restated Executive Officer Incentive Program. In addition, we believe it is in the best interests of our stockholders to encourage all executive officers to increase their equity position in the Company to promote share ownership and further align employee and stockholder interests and have therefore adopted stock ownership guidelines with respect to our executive officers and directors.

        The Company's Restated Alignment Program, under the 2014 Incentive Plan, is designed to provide the Company's executive officers with an incentive to remain with the Company and to incentivize long-term growth and profitability. On November 1, 2016, each of the Board of Directors and Compensation Committee of the Company approved an amendment and restatement to the original Alignment of Interest Program, which reflected amendments to the original program to reserve 500,000 shares of the Company's common stock to be issued under the Restated Alignment Program in exchange for an employee's cash compensation. Previously, such shares were issued under the shares available under the 2014 Incentive Plan and had significantly reduced the number of shares available for issuance pursuant to awards granted under the 2014 Incentive Plan. Pursuant to the Restated Alignment Program, executive officers may elect to acquire restricted stock in lieu of up to 100% of any compensation otherwise payable in cash under their employment agreements. The executive officer must elect his or her participation level and the applicable vesting period for the upcoming year no later than December 31 of the then-current year. The number of shares of restricted stock to be acquired will be determined as of January 15 of the year following the election or, if such date is not a trading day, on the trading day immediately before January 15 by dividing the total of the named executive officer's elected reduced salary, cash bonus or other compensation by the average price of our common stock for the 10 trading days immediately preceding the determination date. If the dollar amount of any reduced salary, cash bonus or other compensation has not been determined by January 15, then the determination date will be the 15th business day following the date on which the amount of such compensation is fixed and determined. Payments of restricted stock in lieu of compensation otherwise payable in cash will be made thereafter. Additionally, to the extent an executive officer elects to receive stock compensation in lieu of cash compensation, the executive officer is entitled to receive an additional award of restricted stock pursuant to the Restated Alignment Program, subject to a three-, five- or eight-year cliff vesting schedule, depending on the executive officer's election. Each executive officer who makes this election will be awarded the additional stock award at no additional cost to the executive officer, according to the following multiple-based formula:

Duration of Restriction Period	Restriction Multiple
3 years	0.3x
5 years	0.5x
8 years	1.0x

        The restriction period subjects the shares obtained by the cash deferral and the restriction multiple to the risk of forfeiture in the event an executive officer voluntarily terminates employment or is terminated for cause from employment with the Company, as those terms are described below. Accordingly, if an executive officer voluntarily leaves or is terminated for cause, that executive officer would lose all such shares that had not yet vested. By way of example, if an officer elects to receive stock compensation in lieu of cash compensation that is equivalent in value to 1,000 shares of common stock and the officer elected an eight-year restriction period for such stock compensation, the officer would receive the 1,000 shares of restricted common stock in lieu of the officer's cash compensation plus an award of 1,000 shares of restricted common stock for electing to subject their stock compensation to an eight-year restriction period, resulting in a total receipt of 2,000 shares of restricted common stock, all of which would be subject to an eight-year cliff vesting schedule whereby no shares vest until the eighth anniversary of the date of grant, at which time 100% of the shares of restricted stock will vest. Subject to the risk of forfeiture and transfer restrictions, executive officers have all rights of stockholders with respect to the restricted shares, including the right to vote and receive dividends or other distributions on such shares.

  Discretionary and Incentive Awards

        The Compensation Committee is permitted to grant discretionary awards of cash, stock, or a combination of both under the 2014 Incentive Plan, and may determine all terms of the award, including to whom, and the time or times at which, discretionary awards may be granted, the number of shares, units or other rights subject to each discretionary award, the exercise, base or purchase price of such discretionary award (if any), the time or times at which such discretionary award will become vested, exercisable or payable, the performance criteria, goals and other conditions of the discretionary award, and the duration of the discretionary award. In 2017, the Compensation Committee approved the payment of a discretionary cash bonus to the Company's executive officers in the aggregate of approximately $300,000. The executive officers each elected restricted shares in lieu of the cash bonuses, which based on their elections are subject to an eight-year cliff vesting schedule whereby no shares vest until the eighth anniversary of the date of grant, at which time 100% of the shares of restricted stock will vest. Based on the eight-year restriction period elected, the Company granted the executive officers an aggregate of 12,164 shares of restricted stock in lieu of their cash bonuses and granted an additional 12,163 shares based on the restriction period elected. Further, we have an Amended and Restated Executive Officer Incentive Program (the "Executive Officer Incentive Program") under the 2014 Incentive Plan pursuant to which our executive officers may earn incentive awards in the form of cash and/or restricted stock. Any awards under the Executive Officer Incentive Program and its interpretation and operation are subject to the discretion of the Compensation Committee. The intent of the Executive Officer Incentive Program is to provide cash and/or restricted stock awards based on individual and Company performance. The Compensation Committee judges the Company's performance under the Executive Officer Incentive Program against targeted metrics set in advance by the Compensation Committee. Restricted stock awards are anticipated to be based on the Company's relative total stockholder return performance over one-year and three-year periods, measured against a peer group of companies used for comparison. All of our executive officers are eligible to participate in the Executive Officer Incentive Program. The Company granted awards in the form of restricted stock under the Executive Officer Incentive Program to our executive officers in 2017 in the aggregate of 44,272 shares which will cliff vest in eight years.

        Pursuant to the Restated Alignment Program, executive officers may elect to convert any cash compensation awarded under the Executive Officer Incentive Program into shares of restricted common stock. In the event that an executive officer elects to receive shares of restricted common stock rather than cash compensation, the officer will be entitled to receive additional shares of restricted common stock pursuant to the Restated Alignment Program, subject to a three-, five- or eight-year cliff vesting schedule, depending on the officer's election. Each executive officer who makes this election will be awarded the additional restricted common stock award at no additional cost to the officer, according to the multiple-based formula set forth above under "Equity Awards."

  Stock Ownership Guidelines

        We believe that it is in the best interests of our stockholders to encourage all executive officers and directors to increase their equity position in the Company to promote share ownership and further align stockholder interests with executive officers and directors. Accordingly, as set forth in the table below, we have adopted stock ownership guidelines applicable to our executive officers and directors requiring each to hold common stock with a fair market value equal to a multiple of each executive officer's then current base salary or each non-employee director's then current annual retainer, as applicable:

Position	Common Stock Ownership Multiple
Chief Executive Officer	5x Current Base Salary
Executive Vice President	3x Current Base Salary
Vice President	1x Current Base Salary
Non-Employee Director	3x Annual Retainer

        The guidelines provide that all owned stock, both restricted and unrestricted, counts toward the ownership guidelines. All of our executive officers and directors were in compliance with these guidelines as of March 16, 2018.

Employment Agreements of our Named Executive Officers

        We have entered into employment agreements with each named executive officer that became effective on May 28, 2015. The initial term of each employment agreement was through December 31, 2017, and the term of each respective employment agreement automatically renews for successive one-year terms on December 31 of each calendar year. As amended on January 2, 2018, the annual base salary of each of Mr. Wallace, Mr. Barnes and Ms. Stach under each of their employment agreements was increased for fiscal year 2018 from $376,333 to $458,167, from $214,333 to $271,167 and from $175,000 to $220,500, respectively. The base salaries are subject to annual increases as the Compensation Committee may approve in their discretion and other benefits generally available to other employees and our other executive officers, and each will be eligible for an annual bonus for each calendar year during his or her respective employment based on a combination of his or her respective continued employment with the Company and the achievement of certain performance goals established by our Board of Directors and our Compensation Committee.

        If employment is terminated for any reason other than for cause, change-in-control or death or disability, the named executive officer is entitled to receive all accrued salary, bonus compensation, if any, to the extent earned, whether or not vested without regard to such termination (other than defined contribution plan or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of the Company in which the named executive officer is a participant to the full extent of the named executive officer's rights under such plans, full vesting of all awards granted to the named executive officer under the 2014 Incentive Plan, accrued vacation pay and any appropriate business expenses incurred by the named executive officer in connection with his or her duties hereunder, all to the date of termination. In addition, the named executive officer will receive as severance compensation his or her base salary (at the rate payable at the time of such termination), for a period of 36 months, with respect to Mr. Wallace, and 12 months, with respect to Mr. Barnes and Ms. Stach, from the date of such termination; provided, however, that if the named executive officer is employed by a new employer during such period, the severance compensation payable to the named executive officer during such period will be reduced by the amount of compensation that the named executive officer is receiving from the new employer. However, the named executive officer is under no obligation to mitigate the amount owed the named executive officer by seeking other employment or otherwise. In addition to the severance payment, the named executive officer will be paid an amount equal to the greater of: (i) two times the average annual cash bonus, if any, earned by the named executive officer in the two years immediately preceding the date of termination, without regard to any elective income deferral or conversion of such bonus into stock or any other non-cash consideration; and (ii) two times the product of the named executive officer's base salary and 0.67 with respect to Mr. Wallace, and 0.33 with respect to Mr. Barnes and Ms. Stach. Each named executive officer will be entitled to accelerated vesting of any accrued benefit under each deferred compensation plan. If a named executive officer is terminated for disability, the terminated named executive officer will receive the benefits described above, all to the date of termination, with the exception of medical and dental benefits, if any, which shall continue at the Company's expense through the then current one-year term of the employment agreement. If a named executive officer's employment terminates due to death, the terminated named executive officer's estate will receive the benefits described above.

        The severance payment in the event of a change in control will consist of: (1) three times the terminated officer's annual base salary (at the rate payable at the time of such termination), and (2) an amount equal to the greater of: (i) two times the average annual cash bonus, if any, earned by the terminated officer in the two years immediately preceding the date of termination, without regard to any elective income deferral or conversion of such bonus into stock or any other non-cash consideration; and (ii) two times the product of the terminated officer's base salary and 0.67 with respect to Mr. Wallace, and 0.33 with respect to Mr. Barnes and Ms. Stach. Such severance compensation shall be paid in a lump sum promptly after the date of such termination, and in no event later than two and a half months after the end of the year in which such termination occurs. If the payments due to the change-in-control result in an excise tax to the terminated officer, under Section 4999 of the Code, all change-in-control payments to the terminated officer may be limited to an amount that is less than 300% of his or her average annual compensation. This limit would not apply in the event that the terminated officer's net after-tax benefits are greater after considering the effect of the excise tax.

        Each employment agreement contains customary non-competition and non-solicitation covenants that apply during the term and for 12 months following a termination upon a change in control, so long as the payments to which the terminated officer is entitled as a result of his or her termination upon a change of control are made on a timely basis.

COMPENSATION TABLES

Summary Compensation Table

        Each executive officer's employment agreement became effective on May 27, 2015, which is discussed above in the section titled "Employment Agreements of our Named Executive Officers." The table below sets forth the compensation paid in fiscal years 2017 and 2016 to our principal executive officer and the two most highly compensated executive officers. The three executive officers are referred to in this proxy statement as our named executive officers. During the initial three-year term of their respective employment agreements, each of our named executive officers has agreed to take 100% of his or her salary, bonus and long-term incentive compensation, awarded pursuant to our 2014 Incentive Plan, in the form of restricted common stock. Provided that the named executive officers comply with the terms of the Restated Alignment Program described above, the election to receive stock compensation otherwise payable in cash caused the named executive officers to be eligible to receive additional stock awards based upon a multiple described below. All shares of restricted stock issued in lieu of cash compensation and any shares of restricted stock issued under the Restated Alignment Program are subject to a vesting schedule whereby no shares vest until the third, fifth or eighth anniversary of the date of grant, at which time 100% of the shares of restricted stock will vest, subject to continued employment.

        The following table sets forth the compensation of our principal executive officer and the two most highly compensated executive officers other than our principal executive officer for the fiscal years 2017 and 2016. As discussed above under "Employment Agreements with Named Executive Officers," we provide severance benefits to each of our named executive officers.

		Salary		Bonus
Name and Principal Position	Year	Compensation Paid in Cash(1)	Compensation Paid in Stock(2)	Compensation Paid in Cash	Compensation Paid in Stock(3)	Stock Awards(4)	Total
Timothy Wallace	2017	$—	$376,333	$—	$150,533	$1,065,151	$1,592,017
Chief Executive Officer and	2016	$—	$300,000	$—	$300,000	$561,593	$1,161,593
President
W. Page Barnes	2017	$—	$214,333	$—	$85,723	$606,640	$906,696
Executive Vice President—	2016	$—	$150,000	$—	$150,000	$280,776	$580,776
Chief Financial Officer
Leigh Ann Stach	2017	$—	$175,000	$—	$70,000	$495,272	$740,272
Vice President—Financial	2016	$—	$125,000	$—	$150,000	$258,849	$533,849
Reporting and Chief
Accounting Officer

(1)
All of our named executive officers agreed to take shares of restricted common stock in lieu of any cash compensation for the fiscal years ended December 31, 2017 and 2016.

(2)
The amounts represent the annual base salary of each named executive officer set forth in the table pursuant to their employment agreements, 100% of which was paid in shares of our restricted common stock in lieu of cash. The number of shares of common stock issued in 2017 was based on $23.05, which was the average price of our common stock for the 10 days preceding January 13, 2017, the determination date. The number of shares of common stock issued in 2016 was based on $17.82, which was the average price of our common stock for the 10 days preceding January 15, 2016, the determination date. All of the shares of our restricted common stock issued in lieu of cash compensation are subject to an eight-year cliff vesting schedule whereby no shares vest until the eighth anniversary of the date of grant, at which time 100% of the shares of restricted stock will vest, subject to continued employment.

(3)
The bonus amounts paid in 2017 represent the annual bonus of each named executive officer set forth in the table pursuant to their employment agreements, 100% of which was paid in shares of our restricted common stock in lieu of cash. The number of shares of common stock issued in 2017 was based on $25.18, which was the average price of our common stock for the 10 days preceding August 28, 2017, the determination date. The number of shares of common stock issued in 2016 was based on $23.20, which was the average price of our common stock for the 10 days preceding August 18, 2016, the determination date. All of the shares of our restricted common stock issued in lieu of cash compensation are subject to an eight-year cliff vesting schedule whereby no shares vest until the eighth anniversary of the date of grant, at which time 100% of the shares of restricted stock will vest, subject to continued employment.

(4)
Represents the aggregate fair value computed in accordance with FASB ASC Topic 718 of awards of restricted common stock to the named executive officers for the years ended December 31, 2017 and 2016 under the 2014 Incentive Plan. The dollar values of the awards related to base salaries and bonuses for 2017 and 2016 are based on the grant date value of such awards and the restriction multiples for cash compensation deferrals outlined in our Restated Alignment Program. Awards granted to our named executive officers' in connection with the their base salaries for 2017 and 2016 were based on grant date values of such awards of $22.67 per share and $16.73 per share, respectively. Awards granted to our named executive officers' in connection with their bonuses for 2017 and 2016, were based on grant date values of such awards of $25.96 per share and $23.14 per share, respectively. The dollar values of the awards related to the Company's total stockholder return performance, relative to its peer group, for the year ended December 31, 2017, as outlined in the Executive Officer Incentive Program, are based on the grant date value of such awards of $24.88 per share.

Outstanding Equity Awards at December 31, 2017

        The following table sets forth all outstanding equity awards held by each of our named executive officers at December 31, 2017.

Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Timothy Wallace	83,255	(2)	$2,339,466	—	$—
W. Page Barnes	44,691	(2)	$1,255,817	—	$—
Leigh Ann Stach	37,896	(2)	$1,064,878	—	$—

(1)
The market value of unvested restricted common stock is calculated by multiplying the number of unvested shares of restricted common stock held by the applicable named executive officer by the closing price of our common stock on December 29, 2017, which was $28.10. December 29, 2017 was the last trading day of the 2017 calendar year.

(2)
These shares of restricted common stock are subject to eight-year cliff vesting through 2025, subject to continued employment with the Company on the vesting date.

EQUITY COMPENSATION PLAN INFORMATION

        The following table gives information about shares of our common stock that may be issued under our 2014 Incentive Plan as of December 31, 2017.

			Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)
	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights
		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights
Plan Category			To be Acquired	To be Awarded
Equity compensation plans approved by stockholders(1)	—	—	—	477,658
Equity compensation plans not approved by stockholders(2)	—	—	419,420	—

Total	—	—	419,420	477,658

(1)
Our 2014 Incentive Plan automatically increases, on an annual basis, the number of shares of common stock available for issuance under the 2014 Incentive Plan to an amount equal to 7% of the total number of shares of common stock outstanding on December 31 of the immediately preceding year.

(2)
Shares reserved under our Restated Alignment Program to be issued to employees in exchange for such employee's cash compensation.

 COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The members of the Compensation Committee during 2017 were Alfred Lumsdaine (Chair), Alan Gardner and Lawrence Van Horn. In 2017, no member of the Compensation Committee was an officer or employee of the Company or any of its subsidiaries or was formerly an officer of the Company or any of its subsidiaries, and no member had any relationship requiring disclosure as a related person transaction under applicable SEC regulations.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

  Policies and Procedures for Related Person Transactions

        Our Audit Committee has adopted a written policy governing the approval of related party transactions that complies with all applicable requirements of the SEC and the NYSE concerning related party transactions. Under our policy, a related party transaction is a transaction between the Company and a related party (including any transaction requiring disclosure under Item 404 of Regulation S-K under the Exchange Act), other than transactions available to all employees generally or involving less than $5,000 when aggregated with similar transactions. "Related parties" include (i) an officer or director of the Company, (ii) a person who is an immediate family member of an officer or director; (iii) an entity which is owned or controlled by an officer or director or an immediate family member of an officer or director, or an entity in which an officer or director or an immediate family member of an officer or director is deemed to have a substantial ownership interest or control of such entity by virtue of such person owning more than 20% of such entity; and (iv) any person known to be the beneficial owner of more than 5% of any class of the Company's voting securities. Members of an officer's or director's immediate family include such officer's or director's spouse, child, stepchild, parent, stepparent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law and any other person sharing the household of such officer or director. For purposes of this policy, officers will be defined as "executive officers" under applicable guidelines of the SEC. Additionally, a "Related Party" may be a person or entity that proposes to enter into a transaction with the Company if the Audit Committee finds that such transaction would require disclosure under Item 404 of Regulation S-K.

        Our related party transaction policy is administered by our Audit Committee. At each fiscal year's first regularly-scheduled Audit Committee meeting, management or the Corporate Governance Committee, as applicable, will provide the Audit Committee with detailed information concerning all related party transactions then known by management to be entered into or to be continued by the Company for the fiscal year. Under the related party transactions policy, there is a general presumption that a related party transaction with the Company will not be approved by the Audit Committee. However, the Audit Committee may approve a related party transaction if: (i) the Audit Committee finds that the transaction is on terms comparable to those that could be obtained in arm's length dealings with an unrelated third party; and (ii) the Audit Committee finds that it has been fully apprised of all significant conflicts that may exist or otherwise arise on account of the transaction, and it believes, nonetheless, that the Company is warranted entering into the related party transaction and has developed an appropriate plan to manage the potential conflicts of interest. The Audit Committee will consider each proposed related party transaction and may approve the Company's entering into or continuing such related party transaction if the transaction satisfies the guidelines set forth above.

Related Party Transactions

        Pursuant to its authority and based on discussions with management and BDO USA, LLP, the Audit Committee has determined that there have been no related party transactions requiring disclosure under Item 404(a) of Regulation S-K.

  Legal Proceedings

        We are not aware of any current legal proceedings involving any of our directors, director nominees, or executive officers and either the Company or any of its subsidiaries.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file with the SEC and the NYSE reports of ownership of our securities and changes in their ownership on Forms 3, 4 and 5. Executive officers, directors and greater than 10% stockholders are required by SEC rules to furnish us with copies of all Section 16(a) reports that they file.

        Based solely upon a review of the reports on Forms 3 and 4 and amendments thereto furnished to us in 2017 and Forms 5 and amendments thereto furnished to us with respect to 2017, or written representations from reporting persons that no Form 5 filing was required, we believe that in 2017 our executive officers, directors and greater than 10% owners timely filed all reports they were required to file under Section 16(a) of the Exchange Act.

STOCKHOLDER PROPOSALS FOR THE 2019 ANNUAL MEETING

        At the annual meeting each year, the Board of Directors submits to stockholders its nominees for election as directors. In addition, the Board may submit other matters to the stockholders for action at the annual meeting. Stockholders may also submit proposals for action at the annual meeting.

        Stockholders interested in submitting a proposal for inclusion in our proxy materials for the 2019 annual meeting of stockholders may do so by following the procedures described in Rule 14a-8 of the Exchange Act. If the 2019 annual meeting is held within 30 days of May 17, 2019, stockholder proposals must be received by Timothy Wallace at 3326 Aspen Grove Drive, Suite 150, Franklin, Tennessee, 37067, no later than 5:00 p.m., Eastern Time on December 3, 2018 in order for such proposals to be considered for inclusion in the proxy statement and form of proxy relating to such annual meeting.

        Any stockholder proposals (including recommendations of nominees for election to the Board of Directors) intended to be presented at the Company's 2019 annual meeting of stockholders, other than a stockholder proposal submitted pursuant to Exchange Act Rule 14a-8, must be received in writing at our principal executive offices no earlier than on November 3, 2018, nor later than 5:00 p.m., Eastern Time, on December 3, 2018, together with all supporting documentation required by our Bylaws. For more complete information on these requirements, please refer to our Bylaws.

OTHER MATTERS

        As of the date of this proxy statement, management does not know of any other matters to be brought before the annual meeting other than those set forth herein. However, if any other matters are properly brought before the annual meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their best judgment.

REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT TO THE COMPANY. PLEASE SUBMIT A PROXY BY INTERNET OR, IF YOU REQUEST WRITTEN PROXY MATERIALS BY RETURNING A COMPLETED, SIGNED AND DATED PROXY CARD OR VOTING INSTRUCTION FORM.

 AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

        Upon written request of any record holder or beneficial owner of shares entitled to vote at the annual meeting, we will provide, without charge, a copy of our Annual Report on Form 10-K. Requests should be mailed to W. Page Barnes, Corporate Secretary, 3326 Aspen Grove Drive, Suite 150, Franklin, Tennessee 37067. You may also access our Annual Report on Form 10-K on the investor relations webpage of our Internet website, http://investors.chct.reit.

By Order of the Board of Directors,

Timothy Wallace
Chairman of the Board
April 2, 2018

aNNual meeTiNg of sTocKholders of commuNiTy healThcare TrusT iNcorporaTed may 17, 2018 go greeN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. NoTice of iNTerNeT availabiliTy of proxy maTerial: The Notice of Meeting, proxy statement, proxy card and annual report are available at http://investors.chct.reit/ Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 20530000000000000000 7 051718 2. To ratify the appointment of BDO USA, LLP as the Company's independent O Alan Gardner FOR ALL NOMINEES any adjournments thereof. O Lawrence Van Horn FOR ALL NOMINEES changes to the registered name(s) on the account may not be submitted via Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. The board of direcTors recommeNds a voTe "for" The elecTioN of all of The NomiNees for direcTor aNd "for" proposal 2. please sigN, daTe aNd reTurN prompTly iN The eNclosed eNvelope. please marK your voTe iN blue or blacK iNK as showN here x 1. To elect five (5) directors to the Board of Directors of the Company, each to serve a one-year term expiring in 2019. NomiNees: O Claire Gulmi WITHHOLD AUTHORITYO Robert Hensley O Timothy Wallace FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: FOR AGAINST ABSTAIN registered public accountants for 2018. 3. To transact such other business as may properly come before the annual meeting or This proxy wheN properly execuTed will be voTed as direcTed hereiN by The uNdersigNed sTocKholder. if No direcTioN is made, This proxy will be voTed “for all NomiNees” iN proposal 1 aNd “for” proposal 2. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that this method. Signature of Stockholder Date: Signature of StockholderDate:

- 0 COMMUNITY HEALTHCARE TRUST INCORPORATED proxy for annual meeting of stockholders on may 17, 2018 solicited on behalf of the board of directors The undersigned hereby appoints Timothy G. Wallace and W. Page Barnes, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of Community Healthcare Trust Incorporated, to be held May 17, 2018 at 8:00 a.m. Central Time at 3326 Aspen Grove Drive, Suite 150, Franklin, Tennessee 37067, and at any adjournments or postponements thereof, as follows: (continued and to be signed on the reverse side.) 14475 1.1